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Exhibit
  No.                           Description
 99.3              Press Release dated November 22, 2000

                                                                    Exhibit 99.3

          BIG V SUPERMARKETS, INC. FILES VOLUNTARY CHAPTER 11 PETITION
           TO IMPLEMENT MAJOR FINANCIAL AND OPERATIONAL RESTRUCTURING

               STORES REMAIN OPEN AND FOCUSED ON CUSTOMER SERVICE

FLORIDA, NY, NOVEMBER 22, 2000 - Big V Supermarkets, Inc. today announced that in order to implement a major financial and operational restructuring of its business, the company has voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filing, made today in Wilmington, Delaware, will enable Big V to reduce costs significantly, enhance liquidity and provide a strong foundation for future growth in the increasingly competitive supermarket industry.

In conjunction with the restructuring, Big V also announced today that it will close seven stores and will depart from the Wakefern Food Corporation, a cooperative that currently provides the company with distribution, marketing and back office support.

Big V operates 39 supermarkets under the ShopRite name primarily in the Hudson Valley of New York, New Jersey and Pennsylvania. All of these stores are open and conducting normal business operations. (A list of Big V stores, including those slated to close, follows this press release.) All other ShopRite stores in the Northeast are owned and operated by other members of the Wakefern co-op and are not part of Big V's Chapter 11 filing.

In order to enhance its liquidity, Big V has obtained a $25 million interim debtor-in-possession financing commitment from CIT Business Credit. Upon court approval, $12 million of these funds will be available immediately to the company to help fulfill obligations associated with operating its business, including payment under normal terms to suppliers and vendors for all goods and services that are provided after today's filing. Employees will continue to be paid and their health benefits, as well as those of retirees, will not be disrupted. Pension plans for Big V retirees are maintained independently and protected by federal law.

James Toopes, President and Chief Executive Officer of Big V, said: "After careful analysis of our business operations, balance sheet, cash flow and the outlook in our operating region, we have concluded that a voluntary Chapter 11 filing is both prudent and necessary. We intend to use this court-supervised process to implement a major restructuring plan aimed at reducing our costs significantly, enhancing our cash flow and otherwise strengthening our business. We believe these actions are essential and unavoidable at a time of fierce competition in our core markets."

     "Even though increased competition and weakening economic conditions have affected our cash flow, Big V continues to be a profitable company and market share leader," Mr. Toopes said. "This means that there is a solid foundation on which to build the company."
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STORE CLOSINGS

     The store closings are expected to occur over the next two to three months. Big V management will make every effort to place as many associates as possible from the closed stores in other locations.

     "While this was a difficult and painful decision to make, closing these stores will result in significant cost savings, thereby strengthening the company's overall financial performance, and will allow us to focus our resources on the stores with the greatest potential," Mr. Toopes said. "We intend to work closely with government leaders, outplacement specialists and others to try to minimize the economic and social impact of the store closings on the affected associates and communities."

WAKEFERN DEPARTURE

     Big V's departure from the Wakefern cooperative is expected to result in substantial annual cost savings, while providing Big V additional flexibility. Big V intends to work closely with Wakefern to arrange an orderly and smooth transition of its distribution, marketing and back office functions over the next several months. To this end, Big V has made arrangements with another major distributor, C&S Wholesale Grocers, and other product and service providers to ensure that its stores continue to be well stocked and its customers fully served.

     "While our longstanding relationship with Wakefern has yielded many benefits for both of our organizations, we have determined that departing from the co-op is in Big V's best interest as we plan for the future," Mr. Toopes said. "This action will result in tens of millions of dollars of annual cost savings and provide Big V the independence and flexibility we need to develop and implement a long-term strategy to succeed in an extremely competitive business environment."

     In conjunction with the departure from Wakefern, Big V will rename its stores (currently operating as "ShopRite") under the "Big V Supermarkets" brand. The company has engaged advertising and marketing specialists to assist in the re-branding process, which will begin shortly.

     "As we roll out our new name and house brands, we will emphasize our continued commitment to being the price leader and a strong service provider in our core markets," Mr. Toopes said. "We also will highlight Big V's long history and deep roots in the communities we serve. Big V's traditions of community involvement and customer appreciation will serve as our guiding principles."

BIG V BACKGROUND

     Based in Florida, N.Y., privately held Big V. Supermarkets, Inc. owns and operates 39 supermarkets in New York, New Jersey and Pennsylvania. Big V currently is the largest shareholder of the Wakefern Food Corp., the largest retailer-owned cooperative in the United States.

     Big V is the market share leader in the Hudson Valley region of New York. Following a recent acquisition, it also has a significant market presence in the Trenton, New Jersey area. Big V has expanded or remodeled nearly all of its existing stores over the past five years.
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For additional information, Big V customers and suppliers can call the company's new toll-free information line at: 1-866-333-3388.

                                     # # #

THE FOLLOWING STORES ARE OWNED BY BIG V SUPERMARKETS, INC. AND CURRENTLY OPERATE UNDER THE "SHOPRITE" NAME:

747 Bedford Road
Bedford Hills, NY

178 Route 52
Carmel, NY

78 Brookside Avenue
Chester, NY

460 South Riverside Avenue
Croton-On-Hudson, NY

Route 209, ShopRite Plaza
Ellenville, NY

738 Route 9, Fishkill Plaza
Fishkill, NY

176 North Main Street
Florida, NY

Route 9 & Healy Blvd.
Hudson, NY

801 Miron Lane
Kingston, NY

1955 Route 52
Liberty, NY

400 Wallkill Plaza, Route 211 East
Middletown, NY

125 Dolson Ave.
Middletown, NY

Route 17M, ShopRite Plaza
Monroe, NY

99 Hawkins Drive, Route 208
Montgomery, NY

4440 State Route 42
Monticello, NY
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240 East Sandford Blvd.
Mount Vernon, NY

88 North Plank Rd
Newburgh, NY

263 Main Street
New Paltz, NY

Route 6
Peekskill, NY

960 Broadway, Route 141
Thornwood, NY

Route 32
Vails Gate, NY

859 South Road, Nine Mall
Wappingers Falls, NY

153 Route 94S
Warwick, NY

278 Tuckahoe Road
Yonkers, NY

25-43 Prospect St., Greenway Plaza
Yonkers, NY

1700 Nottingham Way
Hamilton Township, NJ

1235 Route 33
Hamilton Township, NJ

10A Rt. 23 Tri State Mall
Montague, NJ

2555 Pennington Road
Pennington, NJ

622 Route 206
South Bordentown, NJ

1750 Whitehorse, Mercerville Rd
Trenton, NJ

*675 Kidder Street
Wilkes-Barre, PA

(*The Wilkes-Barre store is scheduled to open in January 2001.)
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THE FOLLOWING BIG V STORES ARE SLATED TO BE CLOSED:

281 West Bridge Street
Catskill, NY

727 Beekman Road
Hopewell Junction, NY

Rt. 9 Dutchess County & Rt. 40a, St. Andrews Rd.
Hyde Park, NY

52 Route 17K
Newburgh, NY

53-61 Dutchess Turnpike
Poughkeepsie, NY

870 Scranton-Carbondale Hwy
Eynon, PA

951 Loucks Road
York, PA


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CONTACT:    Kekst and Company
            Michael Freitag or Kimberly Kriger
            212-521-4800
            michael-freitag@kekst.com
            kimberly-kriger@kekst.com